Exhibit 10.4

FIRST AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into effective as of January 23, 2026 (the “Amendment Effective Date”) by and between Atlantic International Corp. (the “Company”) and Michael S. Tenore (the “Executive” and, together with the Company, the “Parties”).

WHEREAS, the Company and Executive entered into that certain Executive Employment Agreement (the “Agreement”) dated as of June 18, 2024; and

WHEREAS, the Parties desire to amend the Agreement in the manner reflected herein in consideration for Executive’s recent acquisition efforts for the Company and additional duties associated with corporate acquisitions; and

NOW THEREFORE, in consideration of the premises and mutual covenants and conditions herein, the Parties intending to be legally bound hereby agree as follows, effective as of the Amendment Effective Date:

1.	Section 2 of the Agreement is hereby amended by changing the Initial Term end date to January 31, 2031.

2.	Section 3(a)(i) of the Agreement is amended to increase the Annual Base Salary to $325,000.00.

3.	Section 3(a)(ii) of the Agreement is amended to increase the Annual Bonus to $100,000.00, effective January 1, 2026.

4.	Section 3(a)(iv) of the Agreement is amended to increase the Transaction Bonus from $100,000 to $150,000.00 as of January 1, 2026. Additionally, Executive be entitled to a one-time bonus of $300,000.00 should the Company conclude a registered direct offering or any other type of financing of at least $5,000,000.00 in 2026 (“Special Bonus”). The Special Bonus shall be paid within five (5) days of the closing of the offering.

5.	Section 17 of the Agreement is amended to add the following new Section 17(c):

(c) Confession of Judgment: Notwithstanding any provision of this Agreement to the contrary, including, but not limited to this Section 17(a)-(b) and Section 22 of the Agreement, and in addition to, and not in limitation of, the Employee’s other remedies under applicable law, including as provided herein, upon an Event of Default the Employee shall be entitled to file with the appropriate court of law the Affidavit of Confession of Judgment executed by the Company in connection with this Agreement in the form attached as Exhibit B hereto (“Judgement”). The Judgement may be submitted against any Joint and Several Entity in the courts of the European Union or in the courts of the State of New York.

6.	The Agreement is amended to insert the following Section 23:

23.	Joint and Several Entities.

Each of the entities listed in Exhibit A (“Joint and Several Entities”) agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Employee the prompt payment and performance of all obligations and all agreements hereunder. Each Joint and Several Entity agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment, that such obligations shall not be discharged until payment of the obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any obligations, or any other document, instrument or agreement to which any Joint and Several Entity is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section), or any waiver, consent or indulgence of any kind by Employee with respect thereto; (c) the decision by Employee to enforce the Agreement against any particular Joint and Several Entity or group of Joint and Several Entities; (d) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full payment of all obligations under the Agreement.

Counterparts. This amendment may be executed in one or more facsimile, electronic or original counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.

Ratification. All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment all references to the term “Agreement” in this Amendment or the original Agreement, as amended, shall include the terms contained in this Amendment.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment:

Atlantic International Corp.		Michael S. Tenore

By:	/s/ Jeffrey Jagid	By:	/s/ Michael S. Tenore
Name:	Jeffrey Jagid	Name:	Michel S. Tenore
Title:	Chief Executive Officer